Exhibit (j)(1)

Consent of Independent Registered Public Accounting Firm

The Shareholders and Board of Directors of

Smith Barney Investment Funds Inc.:

We consent to the incorporation by reference, in this registration statement, of our report dated November 19, 2004, on the statement of assets and liabilities, including the schedule of investments, of Smith Barney Small Cap Value Fund (“Fund”) of Smith Barney Investment Funds Inc. as of September 30, 2004, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the years in the two-year period then ended and the financial highlights for each of the years in the five-year period then ended. These financial statements and financial highlights and our report thereon are included in the Annual Report of the Fund as filed on Form N-CSR.

We also consent to the references to our firm under the headings “Financial highlights” in the Prospectus and “Counsel and Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP

KPMG LLP

New York, New York

January 25, 2005

Consent of Independent Registered Public Accounting Firm

The Shareholders and Board of Directors of

Smith Barney Investment Funds Inc.:

We consent to the incorporation by reference, in this registration statement, of our report dated November 19, 2004, on the statement of assets and liabilities, including the schedule of investments, of Smith Barney Small Cap Growth Fund (“Fund”) of Smith Barney Investment Funds Inc. as of September 30, 2004, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the years in the two-year period then ended and the financial highlights for each of the years in the four-year period then ended and the period from November 30, 1999 (inception date) to September 30, 2000. These financial statements and financial highlights and our report thereon are included in the Annual Report of the Fund as filed on Form N-CSR.

We also consent to the references to our firm under the headings “Financial highlights” in the Prospectus and “Counsel and Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP

KPMG LLP

New York, New York

January 25, 2005

Consent of Independent Registered Public Accounting Firm

The Shareholders and Board of Directors of

Smith Barney Investment Funds Inc.:

We consent to the incorporation by reference, in this registration statement, of our report dated November 19, 2004, on the statement of assets and liabilities, including the schedule of investments, of Smith Barney Group Spectrum Fund (“Fund”) of Smith Barney Investment Funds Inc. as of September 30, 2004, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the years in the two-year period then ended and the financial highlights for each of the years in the three-year period then ended and the period from October 30, 2000 (inception date) to September 30, 2001. These financial statements and financial highlights and our report thereon are included in the Annual Report of the Fund as filed on Form N-CSR.

We also consent to the references to our firm under the headings “Financial highlights” in the Prospectus and “Counsel and Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP

KPMG LLP

New York, New York

January 25, 2005